UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


     August 25, 2004                                 (August 11, 2004)
      Date of Report                          (Date of earliest event reported)



                          AMERICAN UNITED GLOBAL, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                 000-19404                     95-4359228
        (State of                (Commission                  (IRS Employer
       Incorporation)            File Number)              Identification No.)

    11108 Ne 106th Place, Kirkland Washington                       98033
    (Address of principal executive offices)                     (zip code)



       Registrant's telephone number, including area code: (425) 869-7410

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Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:

This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 8.01 OTHER EVENTS

As of August 3, 2004, American United Global, Inc., a corporation formed under the laws of the State of Delaware ("AUGI"), Southern Gas Company, a limited liability company incorporated under the laws of the Russian Federation ("Southern Gas") and certain of its equity owners (the "Southern Gas Owners") entered into a memorandum of understanding (the "Memorandum of Understanding") regarding the possible acquisition by the Company of all of the equity securities of Southern Gas and its associated companies (the "Proposed Transaction").

The Proposed Transaction contemplates a reverse acquisition under the terms of which AUGI will issue approximately 33.0 million shares of its common stock (to represent not less than 70% of the fully-diluted AUGI common stock) to the equity owners of Southern Gas in consideration for 100% of the equity in Southern Gas and subsidiaries. Assuming the issuance of 33.0 million AUGI shares to the Southern Gas equity owners, the holders AUGI securities prior to the transaction will effectively retain on the closing date not more than 14.0 million common shares on a fully diluted basis.

AUGI, Southern Gas and the Southern Gas Owners agreed to an exclusive negotiating period through October 15, 2004, with respect to the Proposed Transaction, during which AUGI and Southern Gas will conduct their respective due diligence and negotiate the definitive terms of the Proposed Transaction.

Through its subsidiaries and affiliates Southern Gas owns 100% of a company that operates a 3.5 mile gas pipeline between Rostov, Russia and the Ukraine, 100% of a well extraction equipment supply company, and a minority interest in an extraction company in Russia. Southern Gas advises that it controls approximately 17.5 billion cubic meters of natural gas reserves and currently operates thirteen income producing gas wells

It is the intention of the parties to enter into a definitive purchase agreement and consummate the transaction y December 31, 2004. Consummation of the transaction is subject to a number of conditions, including:

     o Southern Gas acquiring the balance of the ownership of the extraction company so that it will be the sole shareholder of that entity at the closing;

     o completion of a satisfactory due diligence investigation by both parties;



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     o    delivery of audited consolidated  financial statements of Southern Gas for the two years ended December 31, 2003 and the nine months ended September 30, 2004;

     o    total  debt  and  contingent   liabilities  of  AUGI,   excluding  any
          liabilities that may be indemnified against in a manner satisfactory to Southern Gas, shall not exceed $100,000; and

     o    approval by the AUGI stockholders.



There can be no assurance that a definitive agreement with respect to the Proposed Transaction will be reached or that the Proposed Transaction will be consummated. The consummation of the Proposed Transaction would require board approval of AUGI as well as the approval of AUGI's stockholders. AUGI's board of directors approved the Memorandum of Understanding on August 11, 2004.

In a related development, on July 20, 2004, AUGI entered into a joint venture agreement with Vertex Capital Corporation ("Vertex"), a private company whose principals have established business relationships in Russia and introduced AUGI to the South Gas Owners and their advisors. Under the terms of the joint venture agreement, AUGI and Vertex agreed to form a special purpose limited liability company to purchase the Southern Gas Equity (the "Buyer"). AUGI will own 78.6% and Vertex will own 21.4% of the equity of the Buyer. Subject to consummation of the Southern Gas Proposed Transaction, either AUGI has an option to "call" from Vertex or Vertex has an option to "put" to AUGI the 21.4% equity interest of Vertex in the Buyer, in exchange for 3.5 million shares of AUGI common stock; at which time, AUGI would own 100% of the equity of the Buyer.



ITEM 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

     (c) Exhibits - The following documents are attached as exhibits to this report on Form 8-K:

          20.1 Memorandum of Understanding dated as of August 3, 2004.

          20.2 Joint  Venture   Agreement   between  AUGI  and  Vertex   Capital
               Corporation

          99.1 Press Release






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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                    AMERICAN UNITED GLOBAL, INC.



                                                     /s/ Robert M. Rubin
Date: August 25, 2004                               -------------------------
                                                     Robert M. Rubin
                                                     Chief Executive Officer